ARRANGEMENT AGREEMENT

AMONG

ADR GLOBAL ENTERPRISES LTD.

and

649334 B.C. LTD.

AND

SESI SYSTEMS INC.
(FORMERLY SONIC ENERGY SYSTEMS INC.)

TABLE OF CONTENTS

Page

PART I INTERPRETATION	3
DEFINITIONS	3
INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.	7
CURRENCY	8
NUMBER, ETC.	8
DATE FOR ANY ACTION	8
ENTIRE AGREEMENT	8
EXHIBITS	8
ACCOUNTING MATTERS	8
KNOWLEDGE	8
PART 2 THE ARRANGEMENT	9
IMPLEMENTATION STEPS BY SESI	9
IMPLEMENTATION STEPS BY ADR	9
INTERIM ORDER	10
PLAN OF ARRANGEMENT	10
JOINT INFORMATION CIRCULAR	10
SECURITIES COMPLIANCE	10
PREPARATION OF FILINGS	10
PART 3 REPRESENTATIONS AND WARRANTIES	12
REPRESENTATIONS AND WARRANTIES OF SESI	12
REPRESENTATIONS AND WARRANTIES OF ADR	17
SURVIVAL	21
PART 4 COVENANTS	21
COVENANTS OF SESI	21
COVENANTS OF ADR	24
ACCESS TO INFORMATION	26
CLOSING MATTERS	27
PART 5 CONDITIONS	27
MUTUAL CONDITIONS PRECEDENT	27
ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ADR	28
ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SESI	29
NOTICE AND CURE PROVISIONS	29
SATISFACTION OF CONDITIONS	30
PART 6 AMENDMENT AND TERMINATION	30
AMENDMENT	30
MUTUAL UNDERSTANDING REGARDING AMENDMENTS	31
TERMINATION	31
EXPENSE RECOVERY	32
PART 7 GENERAL	32
NOTICES	32
ASSIGNMENT	33
BINDING EFFECT	33
WAIVER AND MODIFICATION	34
NO PERSONAL LIABILITY	34
FURTHER ASSURANCES	34
EXPENSES	34
CONSULTATION	34
GOVERNING LAWS	35
TIME OF ESSENCE	35
COUNTERPARTS	35

Exhibit A - Plan of Arrangement

Exhibit B - Escrow Agreement

ARRANGEMENT AGREEMENT

MEMORANDUM OF AGREEMENT dated for reference the 31st day of August, 2002 and executed on the date referred to on page 34.

AMONG:

ADR GLOBAL ENTERPRISES LTD., a company existing under the laws of the Province of British Columbia

("ADR")

and:

649334 B.C. LTD., a company existing under the laws of the Province of British Columbia

("ADR Acquisition Sub")

PARTIES OF THE FIRST PART

AND:

SESI SYSTEMS INC., a company continued under the laws of British Columbia

("SESI")

PARTY OF THE SECOND PART

WHEREAS

(A) ADR and SESI entered into a letter agreement dated July 12, 2002 whereby SESI will propose an arrangement to its shareholders under which its outstanding shares will be transferred by operation of law to ADR and ADR will seek approval of a Majority of the Minority shareholders (as defined herein) for the arrangement;

(B) The Parties desire to supersede the letter agreement and all prior negotiations and discussions by this formal agreement which will be dated for reference as of August 31, 2002, notwithstanding its later date of execution;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

PART 1
INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the following meanings respectively:

"1933 Act" means the United States Securities Act of 1933, as amended;

"ADR" means ADR Global Enterprises Ltd.;

"ADR Acquisition Sub" means 649334 B.C. Ltd.;

"ADR Meeting" means the extraordinary meeting of the ADR Common Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

"ADR Dilutive Securities" means the options and warrants to purchase ADR Common Shares as more particularly described in Section 3.2(b) herein but excluding the Warrants;

"ADR Common Shares" means common shares without par value in the capital of ADR;

"ADR Shareholders" means the holders of ADR Common Shares;

"affiliate" has the meaning ascribed thereto in the Securities Act (British Columbia), unless otherwise expressly stated herein;

"Agent" means Pacific International Securities Inc., agent for the Offering;

"Arrangement" means a statutory plan of arrangement under Section 252 of the BCCA on the terms and subject to the conditions set out in the Plan of Arrangement;

"Arrangement Resolutions" means the special resolutions of the SESI Shareholders and the Majority of the Minority resolutions of ADR Shareholders, to be substantially in the form included in the Joint Information Circular pursuant to which the Arrangement and related matters will be approved;

"BCCA" means the Company Act (British Columbia);

"Business Day" means any day on which commercial banks are generally open for business in Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia;

"CBCA" means the Canada Business Corporations Act;

"Court" means the Supreme Court of British Columbia;

"Disclosure Letter" means such matters, if any, disclosed by SESI to ADR or vice versa and made in writing prior to the execution of this Agreement which modify any representations of a party made hereunder providing such modifications are acceptable to the other party;

"Dissent Rights" means with respect to SESI Shareholders the rights of dissent in respect of the Arrangement described in Article 5 of the Plan of Arrangement;

"Dissenting Shareholder" has the meaning ascribed thereto in Article 5 of the Plan of Arrangement;

"Effective Date" means the date the Final Order is accepted by the Registrar giving effect to the Arrangement provided that such date occurs on or prior to the Termination Date;

"Effective Time" means the time at which this Plan of Arrangement becomes effective, being 11:59 p.m. (Vancouver time) on the Effective Date;

"Escrow Agreement" means the agreement which will govern the release for resale of the ADR Common Shares issued to SESI Shareholders hereunder. The Escrow Agreement will be substantially in the form attached as Exhibit B hereto and will provide for TSXV mandated escrow restrictions in addition to certain voluntary escrow restrictions;

"Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

"Governmental Entity" means any federal, provincial or other government, agency, securities commission, corporate registry and any agent, commission or authority of any of the foregoing, and includes the TSXV;

"holders" means the registered owners of securities of any company which participates in the Arrangement as the context requires.

"including" means including without limitation;

"Information" has the meaning ascribed thereto in Section 4.3(b);

"Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3;

"Joint Fairness Opinion" means the joint fairness opinion of Evans & Evans, Inc., Chartered Business Valuators;

"Joint Information Circular" means the document to be mailed to the SESI Shareholders and the ADR Shareholders which includes notice of the SESI Meeting and accompanying management information circular, including all appendices thereto, to be sent in connection with the SESI Meeting and the notice of the ADR Meeting and accompanying management information circular, including all appendices thereto, to be sent in connection with the ADR Meeting in the form to be agreed to by each of ADR and SESI, acting reasonably;

"Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the TSXV) or other self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over or responsibility for the parties or their business, shareholders' undertaking, property or securities;

"Majority of the Minority" has the meaning set forth in Policy 2.4 of the TSXV Policies;

"Material Adverse Change", when used in connection with the parties, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued conditional or otherwise), businesses, operations or results of operations that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party (excluding general economic changes);

"Material Adverse Effect" when used in connection with the parties, means any effect that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party;

"Offering" means the concurrent sale by ADR of at least 4,000,000 Special Warrants (and such larger number as is approved by ADR and SESI) at a price of $0.50 each for proceeds of $2,000,000 (less 8% commissions and costs of issue) of Special Warrants through the Agent. Each Special Warrant will be exchanged under the Arrangement to acquire, at no additional cost to the holder, one ADR Common Share and one-half of one Warrant. Each whole Warrant (two half-warrants) allows the holder to purchase one additional (post-Arrangement) ADR Common Share (sometimes herein, the "Warrant Shares") for an 18-month period from the Effective Date at a price of $1.00 per Warrant Share;

"Offering Memorandum" means the document dated as of the reference date hereof which describes the terms of the Offering, the SESI Business and ADR upon completion of the Arrangement;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit A annexed hereto and any amendments or variations thereto made in accordance with Section 6.1 hereof or Article 4 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

"Pre-Effective Date Period" will mean the period from and including the date hereof to and including the Effective Time on the Effective Date;

"Publicly Disclosed" means disclosed by ADR or SESI in any public filing or news release from July 12, 2002 to and including the date of this Agreement;

"Registrar" means the Registrar of Companies appointed pursuant to the BCCA;

"SEC" means the United States Securities and Exchange Commission;

"Securities Acts" means the Securities Acts of the Provinces of British Columbia, Alberta and Ontario and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

"SESI Business" means the business of SESI, which is the development of Sonic Technology;

"SESI Documents" has the meaning ascribed thereto in Section 3.1(k);

"SESI Meeting" means the special meeting of SESI Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

"SESI Shares" means common shares in the capital of SESI;

"SESI Shareholders" means the holders of SESI Shares;

"Sonic Technology" means the patent rights (including any improvement patents, continuations and continuations-in-part) and all related know-how relating to sonoprocessing as described in the Offering Memorandum including as it may be developed by ADR or its affiliates from and after the Effective Date;

"Special Resolutions" has the meaning ascribed to it in the BCCA;

"Special Warrants" means the securities of ADR to be sold under the Offering each of which will be exchanged for one ADR Common Share and one-half of one Warrant under the Plan of Arrangement;

"Termination Date" means December 31, 2002, or such later date as may be mutually agreed by the parties to this Agreement;

"TSXV" means the TSX Venture Exchange, being the stock exchange where the shares of ADR are listed as of the date hereof and the securities regulatory body which will consider the Arrangement;

"TSXV Approval" means the receipt of a letter or other communication from the TSXV approving, in principle, the Joint Information Circular for mailing and the Arrangement as ADR's qualifying transaction;

"TSXV Policies" means the policies articulated in the TSXV Corporate Finance Manual dated May 22, 2002 as it may be amended from time to time; and

"Warrants" means the common share purchase warrants of ADR forming part of the Offering.

Interpretation Not Affected by Headings, etc.

1.2 The division of this Agreement into Parts, sections and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Part" or "section" followed by a number and/or a letter refer to the specified Part or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Exhibits hereto) and not to any particular Part, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Section and subsection references may be shown as "Section ".

Currency

1.3 Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

Number, etc.

1.4 Unless the context otherwise requires, words importing the singular will include the plural and vice versa and words importing any gender will include all genders.

Date For Any Action

1.5 In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day.

Entire Agreement

1.6 This Agreement and the agreements and other documents herein referred to constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement.

Exhibits

1.7 The following Exhibits are annexed to this Agreement and is hereby incorporated by reference into this Agreement and forms part hereof:

Exhibit A - Plan of Arrangement
Exhibit B - Escrow Agreement

Accounting Matters

1.8 Unless otherwise stated, all accounting terms used in this Agreement in respect of SESI will have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of SESI required to be made will be made in a manner consistent with Canadian generally accepted accounting principles and past practice. Unless otherwise stated, all accounting terms used in this Agreement in respect of ADR will have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of ADR will be made in a manner consistent with Canadian generally accepted accounting principles and past practice.

Knowledge

1.9 Each reference herein to the knowledge of a party means, unless otherwise specified, the existing knowledge of such party without specific or special inquiry.

PART 2
THE ARRANGEMENT

Implementation Steps by SESI

2.1 SESI covenants in favour of ADR that SESI will:

(a) promptly complete a redomiciling from the CBCA to the BCCA;

(b) subject to Section 2.3, cooperate with ADR to prepare an application in a manner acceptable to ADR Acquisition Sub, acting reasonably, under Section 252 of the BCCA for the Interim Order;

(c) subject to Section 2.5, convene and hold the SESI Meeting for the purpose of considering the Arrangement Resolutions (and for any other proper purpose as may be set out in the notice for such meeting);

(d) subject to any requirements of the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

(e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Registrar the Final Order to give effect to the Arrangement.

Implementation Steps by ADR

2.2 ADR covenants in favour of SESI that:

(a) it will file for acceptance by the TSXV the Joint Information Circular and the Arrangement generally, and expeditiously deal with any and all TSXV comment letters;

(b) it will cooperate with SESI in obtaining the Interim Order contemplated by Section 2.1(b);

(c) it will convene the ADR Meeting for the purpose of considering the Arrangement Resolutions (and for any other proper purpose as may be set out in the notice for such meeting);

(d) it will cooperate with SESI in obtaining the Final Order contemplated by Section 2.1(d) and (e); and

(e) on the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party, ADR will issue ADR Common Shares to the SESI Shareholders and ADR Common Shares and Warrants to the holders of Special Warrants in accordance with the Arrangement as of the Effective Time, and such securities thereafter in accordance with this Agreement.

Interim Order

2.3 The notice of hearing for the application referred to in Section 2.1(b) will request that the Interim Order provide:

(a) the Persons to whom notice is to be provided in respect of the Arrangement and the SESI Meeting and the ADR Meeting, and for the manner in which such notice is to be provided;

(b) that the requisite approval for the Arrangement Resolutions will be, for SESI, 75% of the votes cast on the Arrangement Resolutions by the SESI Shareholders, and, for ADR, by a Majority of the Minority of the votes cast by ADR Shareholders, in each case as represented in person or by proxy at the SESI Meeting and ADR Meeting respectively;

(c) that, in all other respects, the terms, restrictions and conditions of the constating documents of SESI and ADR, including quorum requirements and all other matters, will apply in respect of the SESI Meeting and the ADR Meeting; and

(d) for confirmation that Dissent Rights will exist for SESI Shareholders only and as if the dissent entitlement were under s.126 of the BCCA and subject to s.207 thereof.

Plan of Arrangement

2.4 The Plan of Arrangement will provide for the transactions amongst the parties hereto and the SESI Shareholders in the manner and at the times set forth in Exhibit A hereto.

Joint Information Circular

2.5 As promptly as practicable after the execution and delivery of this Agreement, SESI and ADR will prepare a Joint Information Circular together with any other documents required by the Securities Acts or other applicable Laws in connection with the Arrangement, and as promptly as practicable after the execution and delivery of this Agreement, with a target date of November 1, 2002, SESI and ADR will cause the Joint Information Circular and other documentation required in connection with the SESI Meeting and ADR Meeting to be sent to each holder of SESI Shares and ADR Common Shares and ADR Dilutive Securities, respectively, and filed as required by the Interim Order and applicable Laws.

Securities Compliance

2.6 ADR will rely on available exemptions under applicable Laws to permit the issuance of both ADR Common Shares to SESI Shareholders and ADR Common Shares and Warrants to the holders of Special Warrants to occur without qualification by or approval of or the filing of any prospectus or similar document.

Preparation of Filings

2.7 ADR and SESI will cooperate in:

(a) the preparation of any application for the orders and the preparation of any required documents reasonably deemed by ADR or SESI to be necessary to discharge their respective obligations under Canadian federal and provincial securities Laws in connection with the Arrangement and the Offering and any transactions contemplated hereby; and

(b) the taking of all such action as may be required under the BCCA in connection with the transactions contemplated by this Agreement, the Plan of Arrangement and the Offering.

2.8 Each of ADR and SESI will furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Section 2.5 and Section 2.6 and the provisions of Section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

2.9 ADR and SESI will each promptly notify the other if at any time before or after the Effective Time either becomes aware that the Joint Information Circular or the Offering Memorandum or any application or document contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Joint Information Circular or the Offering Memorandum or such application or registration statement. In any such event, ADR and SESI will cooperate in the preparation of a supplement or amendment to the Joint Information Circular or the Offering Memorandum or such other document, as required and as the case may be, and, if required, will cause the same to be distributed to ADR Shareholders or the SESI Shareholders and the holders of Special Warrants and filed with the relevant Governmental Entity.

2.10 SESI will ensure that the Joint Information Circular and Offering Memorandum complies, insofar as information about SESI is concerned, with all applicable Laws and, without limiting the generality of the foregoing, that the Joint Information Circular and Offering Memorandum do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by ADR or any third party that is not an affiliate of SESI). Without limiting the generality of the foregoing, SESI will ensure that the Joint Information Circular and Offering Memorandum provide SESI Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the SESI Meeting and ADR will provide all information regarding ADR which is requested and is reasonably necessary to do so.

2.11 ADR will ensure that the Joint Information Circular and Offering Memorandum complies, insofar as information about ADR is concerned, with all applicable Laws and, without limiting the generality of the foregoing, that the Joint Information Circular and Offering Memorandum do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by SESI or any third party that is not an affiliate of ADR). Without limiting the generality of the foregoing, ADR will ensure that the Joint Information Circular provides ADR Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the ADR Meeting, and SESI will provide all information regarding SESI which is requested and is reasonably necessary to do so.

PART 3
REPRESENTATIONS AND WARRANTIES

Representations and Warranties of SESI

3.1 SESI represents and warrants to and in favour of ADR as follows and acknowledges that ADR are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a) Organization.

(i) SESI has been duly incorporated or formed under the CBCA and is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted.

(ii) SESI has no minority interest in any other corporation or entity, which minority interest is material in relation to the consolidated financial position of SESI.

(b) Capitalization. The authorized capital of SESI consists of unlimited common shares without par value. As of the date of this Agreement there are 5,994,270 SESI Shares all of which are validly issued and outstanding as fully paid and non-assessable and there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating SESI to issue or sell any shares of SESI or securities or obligations of any kind convertible into or exchangeable for any shares of SESI, nor is there outstanding any stock appreciation rights, agreements, arrangements or commitments. There have been no SESI Shares issued or purchased for cancellation. All outstanding SESI Shares have been duly authorized and are validly issued and outstanding as fully paid (for nominal consideration) and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of SESI having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the SESI Shares on any matter.

(c) Authority and No Violation.

(i) SESI has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by SESI and the consummation by SESI of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, or the transactions contemplated hereby other than:

(A) with respect to the Joint Information Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of SESI; and

(B) with respect to the completion of the Arrangement, the approval of the SESI Shareholders who are eligible to vote on the Arrangement at the SESI Meeting.

(ii) This Agreement has been duly executed and delivered by SESI and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to principles of equity.

(iii) The Board of Directors of SESI has

(A) determined that the Arrangement is fair to the holders of the SESI Shares and is in the best interests of SESI,

(B) has commissioned the Joint Fairness Opinion (with ADR) to the effect that, as of the date of this Agreement, the Plan of Arrangement is fair to the holders of SESI Shares, and

(C) determined, subject to the Joint Fairness Opinion confirming the fairness of the Arrangement to SESI Shareholders, to recommend that the holders of the SESI Shares vote in favour of the Arrangement.

(iv) The approval of this Agreement, the execution and delivery by SESI of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in the Disclosure Letter:

(A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

(I) its memorandum, certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance;

(II) any judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on SESI or prevent or materially delay SESI from duly entering into this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby.

(III) except as would not, individually or in the aggregate, have a Material Adverse Effect on SESI, any material contract, agreement, license, franchise or permit to which SESI is a party or by which it is bound or subject or is the beneficiary;

(B) give rise to any right of termination or acceleration of indebtedness of SESI, or cause any such indebtedness to come due before its stated maturity or cause any available credit of SESI to cease to be available other than as would not, individually or in the aggregate, have a Material Adverse Effect on SESI;

(C) except as would not, individually or in the aggregate, have a Material Adverse Effect on SESI, result in the imposition of any encumbrance, charge or lien upon any of its assets, or restrict, hinder, impair or limit the ability of SESI to carry on the business of SESI as and where it is now being carried on; or

(D) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of SESI or increase any benefits otherwise payable under any SESI plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

(v) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by SESI in connection with the execution and delivery of this Agreement or the consummation by SESI of the transactions contemplated hereby other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Registrar, (D) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on SESI.

(d) No Defaults. Except as disclosed in the Disclosure Letter, SESI is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

(e) Absence of Certain Changes or Events. Except as disclosed in the Disclosure Letter, SESI has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not during this time, occurred:

(i) a Material Adverse Change with respect to the SESI Business;

(ii) any damage, destruction or loss, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on the SESI Business which SESI has knowledge of;

(iii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation in connection with the SESI Business, other than in the ordinary and regular course of business consistent with past practice; and

(iv) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

(f) Financial Statements. The audited consolidated financial statements for SESI as at January 31, 2002 and the unaudited financial statements as at April 30, 2002 have been prepared in accordance with Canadian generally accepted accounting principles, the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of SESI as of the respective dates thereof and for the respective periods covered thereby.

(g) Books and Records.

(i) The books, records and accounts of SESI, in all material respects:

(A) have been maintained in accordance with good business practices on a basis consistent with prior years, and

(B) are stated in reasonable detail and accurately and fairly reflect the business, liabilities and assets of SESI

(ii) SESI has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that

(A) transactions are executed in accordance with management's general or specific authorization; and

(B) transactions are recorded as necessary

(I) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and

(II) to maintain accountability for assets and inventory.

(h) Litigation, Etc. Except as set forth in the Disclosure Letter, there is no claim, action, proceeding or investigation pending or, to the knowledge of SESI, threatened against SESI before any court or Governmental Entity that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on SESI, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. SESI's assets and properties are not subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on SESI or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

(i) Environmental. Except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on SESI, all operations of SESI have been conducted, and are now, in compliance with all environmental laws.

(j) Tax Matters. Except as set forth in the Disclosure Letter, SESI has filed, or will cause to be filed, all material tax returns required to be filed and SESI has made proper source deductions for all employee, director or officer remuneration.

(k) Compliance with Laws. Except as disclosed in the Disclosure Letter or Publicly Disclosed by SESI, SESI has complied with and is not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on SESI. Without limiting the generality of the foregoing, all securities of SESI have been issued in compliance, in all material respects, with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

(l) Restrictions on Business Activities. Except as set forth in the Disclosure Letter by SESI, there is no agreement, judgment, injunction, order or decree binding upon SESI that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of SESI in connection with the SESI Business, any acquisition of property by SESI or the conduct of business by SESI as currently conducted other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on SESI.

(m) Insurance. SESI has policies of insurance in force on its business and assets as of the date hereof naming SESI as an insured which, having regard to the nature of such risk and the relative cost of obtaining insurance, SESI believes are reasonable.

(n) Property. Except as disclosed in the Disclosure Letter, SESI has good and sufficient title to all the Sonic Technology as described in the Offering Memorandum as necessary to permit the operation of SESI's Business as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on SESI.

(o) Licences, Etc. Except as disclosed in the Disclosure Letter, SESI owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its business as now conducted or as proposed to be conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on SESI.

(p) Offering Memorandum True. All information about SESI and its principal shareholders contained in the Offering Memorandum is factually true and the Offering Memorandum does not omit any information of a material nature necessary to make the other statements contained therein not misleading.

Representations and Warranties of ADR

3.2 ADR represents and warrants to and in favour of SESI as follows and acknowledge that SESI is relying upon such representations and warranties in connection with the matters contemplated by this Agreement that, except where modified by the Disclosure Letter:

(a) Organization. ADR has been duly incorporated or formed under the BCCA, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock of ADR are validly issued, fully paid and non-assessable.

(b) Capitalization. The authorized capital of ADR consists of 100,000,000 ADR Common Shares. As of the date hereof, there are 3,150,000 ADR Common Shares issued and outstanding and additional ADR Common Shares reserved for issuance, all as described in the Offering Memorandum. There are no other options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating ADR to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any ADR Common Shares (collectively, the "ADR Dilutive Securities") except as disclosed in the Offering Memorandum. All outstanding ADR Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of ADR having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the ADR Common Shares on any matter.

(c) Authority and No Violation.

(i) ADR has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by ADR and the consummation by ADR of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby other than:

(A) with respect to the Joint Information Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of ADR; and

(B) with respect to the completion of the Arrangement, the approval of the Majority of the Minority of the ADR Shareholders who are eligible to vote on the Arrangement at the ADR Meeting.

(ii) This Agreement has been duly executed and delivered by ADR and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

(iii) The Board of Directors of ADR has

(A) determined that the Arrangement is fair to the holders of the ADR Common Shares and is in the best interests of ADR,

(B) has commissioned the Joint Fairness Opinion (with SESI) to the effect that, as of the date of this Agreement, the Plan of Arrangement is fair to the holders of ADR Common Shares, and

(C) determined, subject to the Joint Fairness Opinion confirming the fairness of the Arrangement to ADR Shareholders, to recommend that the holders of the ADR Common Shares that they vote in favour of the Arrangement.

(iv) The approval of this Agreement the execution and delivery by ADR of this Agreement and the performance by it of its obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

(A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

(I) ADR's memorandum, certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance;

(II) subject to obtaining the TSXV Approval, any Laws, judgment or decree, except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on ADR; or

(III) subject to obtaining the TSXV Approval and except as would not, individually or in the aggregate, have a Material Adverse Effect on ADR, any material contract, agreement, license, franchise or permit to which it is party or by which it is bound or is subject or is the beneficiary;

(B) give rise to any right of termination or acceleration of indebtedness of ADR, or cause such indebtedness to come due before its stated maturity or cause any available credit of ADR to cease to be available; or

(C) except as would not, individually or in the aggregate, have a Material Adverse Effect on ADR, result in the imposition of any encumbrance, charge or lien upon any of its assets, or restrict, hinder, impair or limit its ability to carry on its business as and where it is now being carried on.

(v) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by ADR in connection with the execution and delivery of this Agreement or the consummation by ADR of the transactions contemplated hereby or thereby other than (A) the TSXV Approval, and (B) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on ADR.

(d) Absence of Certain Changes or Events. Except as Publicly Disclosed by ADR since July 12, 2002 through to the date hereof, ADR has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not, during this time, occurred or been completed:

(i) a Material Adverse Change with respect to ADR;

(ii) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made;

(iii) any resolution to approve a split, combination or reclassification of the ADR Common Shares; or

(iv) any material change in its accounting methods, principles or practices.

(e) Financial Statements. The audited consolidated financial statements for ADR as at and for each of the 12-month periods ended on January 31, 2002 and 2001 and the three-month unaudited interim financial statements ended April 30, 2002 have been prepared in accordance with Canadian generally accepted accounting principles, the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of ADR as of the respective dates thereof and for the respective periods covered thereby.

(f) Reports. ADR has filed with the TSXV true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 31, 2002, and such documents, at the time filed; (i) did not contain any misrepresentation and (ii) complied in all material respects with the requirements of applicable securities Laws. ADR has not filed any confidential material change report with the TSXV or any other securities authority or regulator which at the date hereof remains confidential.

(g) ADR Common Shares. The ADR Common Shares to be issued pursuant to the Plan of Arrangement will, in all cases, be duly and validly issued by ADR as fully paid and non-assessable shares and subject to the Escrow Agreement, free of statutory resale restrictions in British Columbia and Alberta.

(h) Compliance with Laws. Except as disclosed in the Disclosure Letter by ADR to SESI or Publicly Disclosed by ADR, ADR has complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on ADR. Without limiting the generality of the foregoing, all securities of ADR have been issued in compliance in all material respects with all applicable securities Laws.

(i) Litigation, Etc. Except as disclosed in the Disclosure Letter by ADR to SESI or Publicly Disclosed by ADR, there is no claim, action, proceeding or investigation pending or, to the knowledge of ADR, threatened against ADR before any court or Governmental Entity that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on ADR, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. None of ADR's assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on ADR or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

(j) Tax Matters. Except as disclosed in the Disclosure Letter by ADR to SESI or Publicly Disclosed by ADR:

(i) ADR has timely filed, or caused to be filed, all material tax returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of taxes shown to be due and payable thereon; and

(ii) ADR has not received any written notification that any issues involving a material amount of taxes have been raised (and are currently pending) by Revenue Canada or any other taxing authority.

(k) Environmental. Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on ADR all operations of ADR have been conducted, and are now, in compliance with all relevant environmental laws.

(l) Offering Memorandum True. All information about ADR and its principal shareholders contained in the Offering Memorandum is factually true and the Offering Memorandum does not omit any information of a material nature necessary to make the other statements contained therein not misleading.

Survival

3.3 For greater certainty, the representations and warranties of SESI and ADR contained herein will survive the execution and delivery of this Agreement and will terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time. Any investigation by a party hereto and its advisors will not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

PART 4
COVENANTS

Covenants of SESI

4.1 (a) SESI covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Part 6, except (i) with the consent of ADR to any deviation therefrom, which will not be unreasonably withheld; (ii) with respect to any matters which were disclosed in the Disclosure Letter; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of SESI and ADR contemplated hereby, SESI will:

(i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business will be maintained;

(ii) not commence to undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

(iii) not split, combine or reclassify any of the outstanding shares of SESI nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of SESI;

(iv) not amend the constating documents of SESI, other than may be necessary to complete a redomiciling from the CBCA to the BCCA;

(v) not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities;

(vi) not reorganize, amalgamate or merge SESI with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to SESI's business or financial condition;

(vii) except with respect to the sale of assets of SESI in the ordinary and regular course of business consistent with past practice, not sell, pledge, encumber, lease or otherwise dispose of any material assets;

(viii) not enter into any non-arm's length transactions and will not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities;

(ix) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on SESI with respect to the transactions contemplated hereby and by the Arrangement;

(x) not act other than in the usual, ordinary and regular course of business; or

(xi) not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of SESI or disclosed in the Disclosure Letter, which are, individually or in the aggregate, material; or (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material;

(xii) use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(xiii) not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

(xiv) except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Laws, not enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would have a Material Adverse Effect on SESI;

(xv) incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and not, in any event, exceeding $10,000, individually or in the aggregate;

(xvi) not make any changes to existing accounting practices relating to SESI except as required by Law or required by generally accepted accounting principles or make any material tax election inconsistent with past practice; and

(xvii) promptly advise ADR orally and, if then requested, in writing:

(A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of SESI contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

(B) of any Material Adverse Change in respect of SESI; and

(C) of any material breach by SESI of any covenant or agreement contained in this Agreement; and

(b) SESI will perform all obligations required or desirable to be performed by SESI under this Agreement, co-operate with ADR in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, SESI will:

(i) use all reasonable efforts to obtain the approvals of holders of 75% or more SESI Shares to the Arrangement, subject, however, to the exercise by the Board of Directors of SESI of its fiduciary duties as provided herein;

(ii) assist ADR to apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

(iii) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(iv) use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(v) effect all necessary filings and submissions of information required by Governmental Entities from SESI; and

(vi) use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by SESI from other parties to loan agreements, leases or other contracts, if and where applicable.

Covenants of ADR

4.2 ADR covenants and agrees to:

(a) perform all obligations required or desirable to be performed by it under this Agreement, to co-operate with SESI in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

(i) apply for and use all reasonable efforts to obtain TSXV Approval relating to this Agreement, to seek TSXV Approval for the minimum TSXV mandated escrow period for the ADR Common Shares issuable hereunder (which TSXV-mandated escrow will not affect the voluntary escrow restrictions referred to on Schedule C of Exhibit B) and, in doing so, to keep SESI reasonably informed as to the status of the proceedings related to obtaining the TSXV Approval, including; but not limited to, providing SESI with copies of all related applications and notifications, in draft form, in order for SESI to provide its reasonable comments;

(ii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(iii) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to ADR which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(iv) use its best efforts to secure the approval of the Majority of the Minority of the ADR Shareholders;

(v) effect all necessary filings and submissions of information required by Governmental Entities from ADR; and

(vi) reserve a sufficient number of ADR Common Shares for issuance upon the completion of the Arrangement;

(b) carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on ADR with respect to the transactions contemplated hereby and by the Arrangement;

(c) in connection with the consummation of the transactions contemplated hereby and by the Arrangement, use its reasonable efforts to obtain all necessary waivers, consents and approvals required;

(d) until the Effective Date or the earlier termination of this Agreement in accordance with Part 6, except (i) with the consent of SESI to any deviation therefrom, which will not be unreasonably withheld; (ii) with respect to any matters which were disclosed by ADR to SESI in writing; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of SESI and ADR contemplated hereby, ADR will:

(i) not split, combine or reclassify any of the outstanding shares of ADR nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of ADR;

(ii) not make any changes to existing accounting practices related to ADR except as required by a change in generally accepted accounting practice or by applicable Law;

(iii) not reorganize, amalgamate or merge ADR with any other Person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business or Person which acquisition would reasonably be expected to materially delay the transactions contemplated hereby;

(iv) promptly advise SESI orally and, if then requested, in writing:

(A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of ADR contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

(B) of any Material Adverse Change in respect of ADR; and

(C) of any material breach by ADR of any covenant or agreement contained in this Agreement;

(e) ADR will cooperate with SESI in taking such steps as may be reasonably necessary, including the filing of joint elections, to ensure that the exchange of the SESI Shares by the SESI Shareholders resident in Canada, for the purposes of the Income Tax Act (Canada), is treated on a tax-deferred basis under the Income Tax Act (Canada) for holders who are otherwise eligible for such treatment; and

(f) use its best efforts to secure the approval of ADR Shareholders to adopt the stock option arrangements described in the Offering Memorandum.

Access to Information

4.3 (a) Upon reasonable notice, each of SESI and ADR will afford the other's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to their properties, books, contracts and records as well as to its management personnel, and, during such period, SESI and ADR will furnish promptly to the other all information concerning that party's business, properties and personnel as the other may reasonably request. Nothing in the foregoing will require a party to disclose information subject to a written confidentiality agreement with third parties or customer-specific or competitively sensitive information relating to areas or projects where a party is in direct competition with the other.

(b) Each of ADR and SESI acknowledges that certain information provided to it under Section 4.3(a) above will be non-public and/or proprietary in nature (the "Information"). Except as permitted below, each of ADR and SESI will keep Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of ADR and SESI will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of ADR and SESI who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision will not apply to such portions of the Information that: (i) are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or (ii) become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not to the knowledge of the first party, upon reasonable inquiry, prohibited from transmitting the Information by a contractual, legal or fiduciary obligation; (iii) were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or (iv) are required by applicable Laws or court order to be disclosed. The provisions of this Section 4.3(b) will survive the termination of this Agreement.

(c) The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof will be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain the TSXV Approval, (ii) preparing the Offering Memorandum and Joint Information Circular, (iii) avoiding conflicts and (iv) integrating the operations of ADR and SESI insofar as the SESI Business is concerned.

Closing Matters

4.4 Each of ADR and SESI will deliver to the other, at the closing of the transactions contemplated hereby, such customary officers' certificates, legal opinions on corporate status and capitalization, shareholders' and directors' resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

PART 5
CONDITIONS

Mutual Conditions Precedent

5.1 The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived, in whole or in part, by the mutual consent of ADR, on behalf of ADR, and SESI:

(a) the redomiciling of SESI from the CBCA to the BCCA;

(b) the Arrangement Resolutions will have been passed by SESI Shareholders as Special Resolutions;

(c) the Arrangement will have been approved by a Majority of the Minority of the votes cast at the ADR Meeting;

(d) the Arrangement will also have been approved at the SESI Meeting and ADR Meeting in accordance with any conditions imposed by the TSXV or the Court, in addition to those set out in Section Section 5.1(a) and (b) which may be imposed by the Interim Order or the TSXV acceptance letter, and the Interim Order and the Final Order will each have been obtained in form and terms satisfactory to each of SESI and ADR, acting reasonably, and will not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

(e) there will not have been received notices of dissent from holders of more than 5% SESI Shares or greater unless, in the opinion of ADR acting reasonably, payment of cash or other consideration to such greater number of dissenting shareholders makes completion of the Arrangement impractical;

(f) there will not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there will be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof;

(g) ADR will have received the TSXV Approval;

(h) ADR will have raised at least $2 million gross proceeds under the Offering; and

(i) this Agreement will not have been terminated pursuant to Part 6.

Additional Conditions Precedent to the Obligations of ADR

5.2 The obligations of ADR to complete the transactions contemplated by this Agreement will also be subject to the fulfilment of each of the following conditions precedent (each of which is for ADR's exclusive benefit and may be waived, in whole or in part, by ADR on behalf of ADR):

(a) all covenants of SESI under this Agreement to be performed on or before the Effective Date will have been duly performed by SESI in all material respects;

(b) the representations and warranties of SESI will be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and ADR will have received a certificate of SESI addressed to ADR and dated the Effective Date, signed on behalf of SESI by two senior officers of SESI, confirming the same as at the Effective Date;

(c) between the date hereof and the Effective Date, there will not have occurred a Material Adverse Change to the SESI Business; and

(d) the Board of Directors of SESI will have adopted all necessary resolutions, and all other necessary corporate action will have been taken by SESI to permit the consummation of the Arrangement.

ADR may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by ADR with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by ADR in complying with their obligations hereunder.

Additional Conditions Precedent to the Obligations of SESI

5.3 The obligations of SESI to complete the transactions contemplated by this Agreement will also be subject to the following conditions precedent (each of which is for the exclusive benefit of SESI and may be waived in whole or in part by SESI):

(a) all covenants of ADR under this Agreement to be performed on or before the Effective Date will have been duly performed by ADR in all material respects;

(b) all representations and warranties of ADR under this Agreement will be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and SESI will have received a certificate of each of ADR addressed to SESI and dated the Effective Date, signed on behalf of each of ADR by two senior officers of ADR, confirming the same as at the Effective Date;

(c) between the date hereof and the Effective Date, there will not have occurred a Material Adverse Change to ADR; and

(d) the Board of Directors of ADR will have adopted all necessary resolutions, and all other necessary corporate action will have been taken by ADR to permit the consummation of the Arrangement.

SESI may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by SESI with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by SESI in complying with its obligations hereunder.

Notice and Cure Provisions

5.4 ADR and SESI will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

(a) cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

(b) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither ADR nor SESI may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Section 5.1, Section 5.2 and Section 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Registrar, ADR or SESI, as the case may be, have delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which ADR or SESI, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that ADR or SESI, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement as a result thereof until the earlier of December 31, 2002 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the ADR Meeting, such meeting will be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of same, such application and such filing will be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated.

Satisfaction of Conditions

5.5 The conditions precedent set out in Section 5.1, Section 5.2 and Section 5.3 will be conclusively deemed to have been satisfied, waived or released when, with the agreement of ADR and ADR Acquisition Sub, the Final Order is filed with the Registrar by SESI.

PART 6
AMENDMENT AND TERMINATION

Amendment

6.1 This Agreement may, at any time and from time to time before or after the holding of the SESI Meeting and ADR Meeting, as they may be adjourned, but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

(a) change the nature of or time for performance of any of the obligations or acts of the parties;

(b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

(c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

(d) waive compliance with or modify any conditions precedent herein contained;

provided, however, that any such change, waiver or modification does not invalidate any required security holder approval of the Arrangement.

Mutual Understanding Regarding Amendments

6.2 (a) The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the shareholders of SESI, and ADR as and to the extent that the same will not prejudice any other party or its security holders. The parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way.

(b) The parties agree that if ADR or SESI, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its shareholders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with ADR or SESI, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

Termination

6.3 (a) Subject to Section 5.4, if any condition contained in Section 5.1 or Section 5.2 is not satisfied at or before the Effective Date to the reasonable satisfaction of ADR, then ADR may by notice to SESI terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of ADR arising from any breach by SESI but for which the condition would have been satisfied.

(b) Subject to Section 5.4, if any condition contained in Section 5.1 or Section 5.3 is not satisfied at or before the Effective Date to the reasonable satisfaction of SESI, then SESI may by notice to ADR on behalf of ADR terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of SESI arising from any breach by ADR but for which the condition would have been satisfied.

(c) This Agreement may:

(i) be terminated by the mutual agreement of SESI and ADR (without further action on the part of the SESI or ADR Shareholders if terminated after the holding of the Meetings);

(ii) be terminated by either SESI or ADR, if there will be passed any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any injunction, order or decree enjoining ADR or SESI from consummating the transactions contemplated by this Agreement is entered and such injunction, order or decree will become final and non-appealable; or

(iii) be terminated by SESI or ADR if SESI Shareholder or ADR Shareholder approval in the required form will not have been obtained by reason of the failure to obtain the required vote at the SESI Meeting or ADR Meeting respectively, in each case, prior to the Effective Date.

(d) If the Effective Date does not occur on or prior to the Termination Date, then this Agreement will terminate unless the parties otherwise agree.

(e) If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.3, no party will have any further liability to perform its obligations hereunder and provided that neither the termination of this Agreement nor anything contained in this Section 6.3(e) will relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

Expense Recovery

6.4 If ADR will terminate this Agreement as a consequence of the failure by SESI to have met the condition provided for in Section 5.1 or Section 5.3 (except where at the time of termination any of the conditions in Section 5.1 or Section 5.3 will not have been met or may reasonably be determined to be not capable of being met), then SESI will make a payment to ADR on account of the amounts advanced to or on behalf of SESI by ADR in connection with this Agreement in accordance with the Loan and License Agreement dated for reference May 1, 2002.. In all other events, each of the parties hereto will bear their own costs.

PART 7
GENERAL

Notices

7.1 All notices and other communications which may or are required to be given pursuant to any provision of this Agreement will be given or made in writing and will be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

(a) if to SESI, at:

SESI Systems Inc.
Suite 11, 7355 72nd Street
Delta, B.C.
V4G 1L5

Attn: Michael Hannesson

with a copy to:

Owen Bird
2900 - 595 Burrard Street
Vancouver, B.C.
V7X 1J5

Attn: Ian Muirhead

(b) if to ADR or ADR Acquisition Sub, at:

ADR Enterprises Ltd.
Suite 300 - 1778 West 2nd Avenue
Vancouver, B.C.
V6J 1H6

Attn: Adam R. Sumel
Fax: (604) 736-2558

with a copy to:

Lang Michener
1500 - 1055 West Georgia Street
P.O. Box 11117
Vancouver, B.C.
V6E 4N7

Attn: Bernhard Zinkhofer
Fax: (604) 685-7084

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice will be deemed to be the date of delivery or telecopying thereof.

Assignment

7.2 No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

Binding Effect

7.3 This Agreement and the Arrangement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and no third party will have any rights hereunder.

Waiver and Modification

7.4 SESI and ADR may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

No Personal Liability

7.5 (a) No director or officer of ADR will have any personal liability whatsoever to SESI under this Agreement, or any other document delivered in connection with the Arrangement on behalf of ADR.

(b) No director or officer of SESI will have any personal liability whatsoever to ADR under this Agreement, or any other document delivered in connection with the Arrangement on behalf of SESI.

Further Assurances

7.6 Each party hereto will, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as will be reasonably required in order to fully perform and carry out the terms and intent hereof.

Expenses

7.7 (a) The parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors and printing and mailing costs, will be initially paid by ADR but on completion or termination will be paid by the party incurring such expense except where Section 6.4 applies and providing further that ADR hereby guarantees the payment of SESI counsel fees in any event.

(b) SESI and ADR each represent and warrant to the other that no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from such party in connection with the transactions contemplated hereby or by the Arrangement, except the fee payable to Pacific International Securities Inc. by ADR as a sponsorship fee for ADR's Qualifying Transaction.

Consultation

7.8 ADR and SESI agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party will use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement. ADR and SESI also agree to consult with each other in preparing and making any filings and communications in connection with any TSXV Approval.

Governing Laws

7.9 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement (except the Escrow Agreement).

Time of Essence

7.10 Time will be of the essence in this Agreement.

Counterparts

7.11 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 11th day of December, 2002.

ADR GLOBAL ENTERPRISES LTD.
Per:	/s/ Signed Authorized Signatory

649334 B.C. LTD.
Per:	/s/ Signed Authorized Signatory

SESI SYSTEMS INC.
Per:	/s/ signed Authorized Signatory

EXHIBIT A

PLAN OF ARRANGEMENT

This is Exhibit "A" to an Arrangement Agreement made between SESI Systems Inc. ("SESI") and ADR Global Enterprises Ltd. ("ADR") and 649334 B.C. Ltd. ("ADR Acquisition Sub")

PLAN OF ARRANGEMENT UNDER SECTION 252
OF THE COMPANY ACT (BRITISH COLUMBIA)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Plan of Arrangement, except as otherwise expressly provided or unless the context otherwise requires capitalized terms will have the meaning set forth in the Arrangement Agreement to which this Plan is a schedule or as follows:

(a) "ADR Common Shares" means 2,997,135 ADR Common Shares to be issued pro rata to participating SESI Shareholders at the Effective Time and subject to the Escrow Agreement,

(b) "Arrangement Agreement" means the Arrangement Agreement dated for reference August 31, 2002 between SESI and ADR under which, inter alia, SESI and ADR agreed to propose to their shareholders for approval of this Plan of Arrangement,

(c) "Escrow Agent" means Pacific Corporate Trust Co., #830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8,

(d) "Escrow Agreement" means the agreement between, inter alia, ADR, the Escrow Agent and the holders of the ADR Common Shares issued to former SESI Shareholders (as a consequence of executing said agreement or being deemed to have executed) which governs the release of such shares from escrow and substantially in the form of Exhibit B to the Arrangement Agreement but subject to such amendments as may be required by the TSX Venture Exchange to consent to the Arrangement, and

(e) "Participating SESI Shareholders" means SESI shareholders who participate in the Arrangement by being SESI Shareholders of record immediately prior to the Effective Time who have not validly exercised Dissent Rights.

ARTICLE 2
SUMMARY OF THE ARRANGEMENT

Arrangement Agreement

2.1 This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

Summary of the Arrangement

2.2 At the Effective Time all Participating SESI Shareholders will exchange their SESI Shares with ADR for ADR Common Shares issued from treasury pro rata on the basis of one ADR Share for each two SESI Shares, and such SESI Shareholders will thereafter cease to be shareholders of SESI and will become holders of ADR Common Shares. The ADR Common Shares received by the Participating SESI Shareholders will thereupon be subject to the Escrow Agreement. Each Special Warrant will thereupon be exchanged for one Common Share and one-half Warrant.

ARTICLE 3
THE ARRANGEMENT

Exchange of SESI Shares for ADR Common Shares and Amalgamation

3.1 At the Effective Time, the following will occur and will be deemed to occur without further act or formality:

(a) all of the outstanding SESI Shares of the Participating SESI Shareholders will be and will be deemed to be transferred to ADR in exchange for ADR Common Shares to be issued by ADR on the basis of one ADR Common Share for each two SESI Shares of a Participating SESI Shareholder (rounding any fractions down),

(b) each Participating SESI Shareholder will cease to be a holder of SESI Shares and the name of each Participating SESI Shareholder will be removed from the register of members for SESI Shares,

(c) there will be allotted and issued to each Participating SESI Shareholder as fully-paid and non-assessable shares a pro rata number of ADR Common Shares calculated on the basis of one ADR Common Share for each two SESI Shares exchanged, and the name of such Participating SESI Shareholder will be entered in the register of holders of the ADR Common Shares as the registered holder of such ADR Common Shares as maintained by the Escrow Agent, and the Escrow Agent will thereupon administer such ADR Common Shares pursuant to the Escrow Agreement,

(d) ADR will be and will be deemed to be the transferee and sole holder of the SESI Shares so transferred to it, and the name of ADR will be entered in the register of members for the SESI Shares of the Participating SESI Shareholders as the holder of such shares, and

(e) ADR Acquisition Sub will then amalgamate with SESI and the two companies will continue as one.

Share Certificates

3.2 From the Effective Time, each share certificate evidencing one or more SESI Shares held by Participating SESI Shareholders will be deemed for all purposes to evidence only the right to receive a share certificate evidencing the ADR Common Shares issued under Section 3.1.

Dividends, etc.

3.3 All dividends paid and distributions made with respect to any ADR Common Share allotted and issued pursuant to this Arrangement, but for which a certificate has not been issued, will be paid or delivered to the Escrow Agent to be held by the Escrow Agent in trust for the registered holder thereof.

Exchange Procedures

3.4 ADR will cause the Escrow Agreement to be forwarded to each Participating SESI Shareholder, at the address of such shareholder as it appears on the appropriate register for such securities, a letter confirming the number of ADR Common Shares allotted and issued to such holder pursuant to this Arrangement and the Escrow Agreement.

3.5 From and after the Effective Time, all SESI Shares held by Participating SESI Shareholders will be deemed cancelled and of no further force and effect, subject to Section 3.2. There will be no requirement for a Participating SESI Shareholder to tender such SESI Shares to the Escrow Agent which will be authorized to rely on the SESI Shareholder register certified by the President of SESI.

Execution of Escrow Agreement Authorized

3.6 Each of the President of ADR and the President of SESI, from time to time appointed, are hereby authorized and empowered to execute the form of Escrow Agreement by himself on behalf of any person who receives ADR Common Shares in consideration of the transfer of SESI Shares under Article 3 including any assignee thereof. Such execution of the Escrow Agreement on behalf of a recipient of ADR Common Shares will be without any personal liability to the President of ADR and/or the President of SESI.

Exchange of Special Warrants

3.7 Immediately upon completion of the transactions contemplated by Section 3.1, each outstanding Special Warrant will be exchanged for one ADR Common Share and one-half of one Warrant and the Escrow Agent will cause certificates representing such securities to be mailed or delivered to the former holders of Special Warrants as their names appear on the register of Special Warrants maintained by the Escrow Agent or as the agent for such holders may direct. The certificates will not bear any hold period or other restrictive legend.

ARTICLE 4
AMENDMENTS

Amendments to Plan of Arrangement

4.1 SESI, ADR and ADR Acquisition Sub reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) filed with the Court, and if made following the SESI Meeting or the ADR Meeting, approved by the Court, and (iii) communicated to, and if required by the Court, approved by, the SESI Shareholders and ADR Shareholders. Any amendment, modification or supplement to this Plan of Arrangement may be proposed by SESI or ADR at any time prior to the termination of the SESI Meeting and the ADR Meeting with or without any other prior notice or communication to the SESI Shareholders and ADR Shareholders, and if so proposed and accepted by the SESI Shareholders and ADR Shareholders voting at the SESI Meeting and the ADR Meeting, as the case may be, (other than as may be required by the Court), will become part of this Plan of Arrangement for all purposes. Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the SESI Meeting or ADR Meeting will be effective only if it is consented to by each of SESI, ADR and ADR Acquisition Sub and consented to by the necessary majority of SESI Shareholders and ADR Shareholders in the manner directed by the Court. Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by agreement of ADR and SESI provided that it concerns a matter which in their reasonable opinion, is of an administrative nature required to better give effect to the implementation of the Plan of Arrangement and is not adverse to the financial or economic interest of any holder of ADR Common Shares or former holder of SESI Shares.

ARTICLE 5
RIGHTS OF DISSENT

Grant of Dissent Rights

5.1 Notwithstanding Section 3.1(a), SESI and ADR agree that holders of SESI Shares may exercise rights of dissent (the "Dissent Rights") in connection with this Plan of Arrangement, as set out in Section 207 of the BCCA, as if the Plan of Arrangement was a sale of SESI's undertaking under Section 126 of the BCCA.

EXHIBIT B

escrow agreement
[Select: Value security / surplus security]

THIS AGREEMENT is made as of the __________ day of ***, ***

AMONG:

***,

(the "Issuer");

AND:

***,

(the "Escrow Agent");

AND:

THE UNDERSIGNED SECURITY HOLDERS OF THE ISSUER (the "Security Holders"),

(collectively, the "Parties");

WHEREAS the Issuer is a Select: Tier 1 / Tier 2] Issuer as defined in Policy 2.1 - Minimum Listing Requirements of the Canadian Venture Exchange Inc. (the "Exchange");

AND WHEREAS the Security Holders are required to deposit in escrow with the Escrow Agent certain securities of the Issuer, to be held in accordance with Policy 5.4 - Escrow and Vendor Consideration (the "Exchange Policy") of the Exchange;

AND WHEREAS the Escrow Agent has agreed to hold such securities in accordance with the terms of this Agreement;

NOW THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1 - Interpretation

1.1 In this Agreement:

(a) "Acknowledgement" means an acknowledgement and agreement to be bound in the form prescribed by Form 5E of the Exchange;

(b) "Additional Securities" means securities (including a right to acquire securities) that a Security Holder acquires after the date upon which the Security Holder executes this Agreement or an Acknowledgement that are

(i) securities of the Issuer acquired:

(A) as a dividend or other distribution on Securities;

(B) upon the exercise of a right of purchase, conversion or exchange attaching to Securities; or

(C) upon a subdivision or compulsory conversion or exchange of Securities; or

(ii) New Securities of a Successor Issuer acquired by a Security Holder which are subject to escrow in accordance with this Agreement;

(c) "Combination" means a bona fide formal take-over bid, plan of arrangement, amalgamation, merger or similar transaction;

(d) "Exchange Notice" means, as applicable, the notice issued by the Exchange announcing an Initial Listing, the notice issued by the Exchange announcing completion of a New Listing (other than an Initial Listing) and confirming final Exchange Acceptance or, in the case of securities which are escrowed other than in accordance with an Initial Listing or New Listing, the notice issued by the Exchange following final Exchange Acceptance of the transaction;

(e) "Exchange Requirements" has the meaning set out in Policy 1.1 - Interpretation of the Exchange;

(f) "Issuer's Certificate" means a certificate signed by a duly authorized director or officer of the Issuer, such authorization being evidenced by a resolution of the board of directors attached to such certificate;

(g) "New Securities" means Options (as defined in Policy 5.4) and equity securities of an issuer that carry a residual right to participate in the earnings of the issuer and, upon the liquidation or winding up of the issuer, in its assets, where such securities are issued to a Security Holder in connection with a Combination;

(h) "Securities" means, in relation to a Security Holder, those securities of the Security Holder, including Additional Securities, that are held in escrow by the Escrow Agent pursuant to this Agreement;

(i) "Security Holder" means a holder of securities of the Issuer who executes this Agreement or an Acknowledgement;

(j) "Surplus Securities" has the meaning set out in the Exchange Policy;

(k) "Successor Issuer", with respect to an Issuer, means an issuer that issues securities to a Security Holder in connection with a Combination involving the first Issuer; and

(l) "Value Securities" has the meaning set out in the Exchange Policy.

2 - Deposit of Securities in Escrow

2.1 Each Security Holder hereby deposits with the Escrow Agent, to be held in escrow under this Agreement, the Securities described in Exhibit A, and agrees to deliver to the Escrow Agent forthwith any certificates evidencing such Securities.

2.2 Each Security Holder shall deposit in escrow with the Escrow Agent all Additional Securities and shall deliver to the Escrow Agent forthwith upon receipt thereof any certificates evidencing Additional Securities and any replacement certificates which may at any time be issued for any Securities held in escrow.

3 - Direction to Escrow Agent

3.1 The Issuer and each Security Holder direct the Escrow Agent to retain the Securities in escrow and the Escrow Agent agrees to retain the Securities in escrow until the Securities are released from escrow pursuant to the terms of this Agreement.

4 - Restrictions on Dealing with Securities

4.1 Dealings with Securities in Escrow. Securities may only be dealt with as specifically allowed by this Agreement. No Securities and no interest in, control or direction over or certificate evidencing Securities shall directly or indirectly be sold, assigned, transferred, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, or encumbered or otherwise dealt with in any manner except as provided in this Agreement.

4.2 Indirect Dealings with Securities in Escrow. Except with the prior written consent of the Exchange, a Security Holder that is not an individual shall not issue securities of its own issue or effect or permit a transfer of ownership of securities of its own issue that would have the effect of changing the beneficial ownership of, or control or direction over, Securities.

5 - Voting of Securities in Escrow

5.1 Subject to any restrictions found in this Agreement, a Security Holder may exercise voting rights attaching to Securities. No Security Holder, while his, her or its Securities are held in escrow, shall vote any securities (whether in escrow or not) in support of one or more arrangements that would result in the repayment of capital being made on the Securities prior to a winding up of the Issuer.

6 - Dividends and Distributions on Securities in Escrow

6.1 Subject to any specific restrictions found in this Agreement, the escrow of Securities will not impair any right of a Security Holder to receive a dividend or other distribution on Securities or to elect the form and manner in which the dividend or other distribution on Securities is paid.

6.2 Subject to subsection 6.3, if, during the period in which any of the Securities are retained in escrow pursuant to this Agreement, any dividend or other distribution, other than one paid in securities of the Issuer, is received by the Escrow Agent in respect of Securities, the Escrow Agent shall forthwith transfer such dividend or distribution to the Security Holder entitled thereto.

6.3 Additional Securities distributed on Securities shall be subject to the same terms and conditions under this Agreement as the Securities on which the distribution was made. Additional Securities distributed on Securities, if received by the Escrow Agent, shall be retained in escrow. Additional Securities distributed on Securities, if received by the Security Holder, shall be deposited in escrow in accordance with section 2. All such Additional Securities shall be held in and released from escrow on the same terms and conditions as apply to the Securities on which the distribution was paid.

7 - Exercise of Other Rights Attaching to Securities

7.1 Subject to any specific restrictions found in this Agreement, the escrow of Securities will not impair any right of a Security Holder to exercise a right attaching to a Security that entitles the Security Holder to purchase or otherwise acquire another security or to exchange or convert a Security into another security.

8 - Permitted Transfers Within Escrow

8.1 Transfers to Directors and Senior Officers. Securities may be transferred within escrow by a Security Holder to an individual who is a current director or senior officer of the Issuer or of a material operating subsidiary of the Issuer, provided that:

(a) the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b) the Escrow Agent first receives:

(i) an Issuer's Certificate stating that the transfer is to a director or senior officer of the Issuer or of a material operating subsidiary of the Issuer in accordance with the terms of this Agreement and the Exchange Policy,

(ii) a transfer power of attorney, duly executed by the transferor, and

(iii) an Acknowledgement signed by the transferee or an amended Agreement reflecting the transfer.

8.2 Transfer Upon Bankruptcy. In the event of bankruptcy of a Security Holder, the Securities of the Security Holder may be transferred within escrow to the trustee in bankruptcy or other person legally entitled to such Securities, provided that:

(a) the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b) the Escrow Agent first receives:

(i) a certified copy of either:

(A) the assignment in bankruptcy of the Security Holder filed with the Superintendent of Bankruptcy; or

(B) the receiving order adjudging the Security Holder bankrupt;

(ii) a certified copy of a certificate of appointment of the trustee in bankruptcy;

(iii) a transfer power of attorney, duly executed by the transferor; and

(iv) an Acknowledgement signed by the trustee in bankruptcy or other person legally entitled to the Securities or an amended Agreement reflecting the transfer.

8.3 Transfer to Certain Plans. Securities may be transferred within escrow by a Security Holder to a registered retirement savings plan ("RRSP") or registered retirement income fund ("RRIF") or subsequently between RRSPs or from an RRSP to an RRIF, provided that:

(a) the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b) the Escrow Agent first receives:

(i) evidence from the trustee of the RRSP or RRIF, as applicable, stating that, to the best of the trustee's knowledge, the Security Holder is, during the Security Holder's lifetime, the sole beneficiary of the RRSP or RRIF;

(ii) a transfer power of attorney, duly executed by the transferor; and

(iii) an Acknowledgement signed by the trustee of the RRSP or RRIF, as applicable, or an amended Agreement reflecting the transfer.

8.4 Discretionary Applications. The Exchange may consent to the transfer within escrow of Securities in such other circumstances and on such terms and conditions as it shall determine in its sole discretion. Securities may be transferred within escrow provided that the Escrow Agent receives written notice from the Exchange.

8.5 Effect of Transfer Within Escrow. Upon completion of a transfer of Securities pursuant to this section 8, the transferee will be a Security Holder and the Securities transferred will remain in escrow, to be held in and released from escrow on the same terms and conditions as were applicable prior to the transfer.

9 - Release of Securities and Securities Certificates

9.1 Release Schedule. Subject to sections 10, 11 and 12, Securities will be released from escrow under this Agreement as set out in Schedule B(1), B(2), B(3) or B(4), as applicable.

9.2 Delivery of Certificates to Security Holder. If a Security Holder wishes to receive a certificate evidencing Securities released or to be released from escrow on a release date set out in Schedule B(1), B(2), B(3) or B(4), as applicable, the Security Holder will provide written notice to the Escrow Agent to that effect. If the Escrow Agent receives notice from a Security Holder that the Security Holder wishes to receive certificates for released Securities, the Escrow Agent will, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Security Holder, whichever is later, deliver to or at the direction of the Security Holder, certificates evidencing the Securities released from escrow on the applicable release date.

9.3 Replacement Securities. Where a Security Holder has, in accordance with section 9.2, provided notice to the Escrow Agent that the Security Holder wishes to receive a certificate evidencing Securities released or to be released from escrow, and where the relevant certificate held by the Escrow Agent evidences a combination of Securities released from escrow on the applicable release date and Securities that are to remain in escrow, the Escrow Agent, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Security Holder, whichever is later, shall deliver such certificates to the Issuer or its transfer agent, together with a request that separate replacement certificates be prepared and delivered to the Escrow Agent. Where certificates evidencing Securities are delivered to the Issuer in accordance with the foregoing, the Issuer, as soon as reasonably practicable, shall cause separate replacement certificates to be prepared and delivered to the Escrow Agent. As soon as reasonably practicable after the receipt by the Escrow Agent of the replacement certificates, the Escrow Agent shall deliver, to or at the direction of the Security Holder, all replacement certificates evidencing Securities released from escrow on the applicable release date.

9.4 Exchange Discretion to Terminate. If the Escrow Agent receives a request from the Exchange to halt or terminate the release of Securities from escrow, then the Escrow Agent shall comply with that request, and shall not release any Securities from escrow unless and until the written consent of the Exchange is received.

9.5 Discretionary Applications. The Exchange may consent to the release from escrow of Securities in such other circumstances and on such terms and conditions as it shall determine in its sole discretion. Securities may be released from escrow provided that the Escrow Agent receives written notice from the Exchange.

10 - Release upon Death

10.1 Upon the death of a Security Holder, the Securities of that Security Holder shall be released from escrow and the Escrow Agent shall deliver all certificates evidencing such Securities to the legal representative of the deceased Security Holder, provided that:

(a) the legal representative of the deceased Security Holder provides written notice to the Exchange of the intent to release the Securities as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed release and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date; and

(b) the Escrow Agent first receives:

(i) a certified copy of the death certificate; and

(ii) such evidence of the legal representative's status that the Escrow Agent may reasonably require.

11 - Take-Over Bid or Other Transaction

11.1 Deliveries to Escrow Agent. A Security Holder who wishes to tender Securities (the "Tendered Securities") to a bona fide formal take-over bid, plan of arrangement, amalgamation, merger or similar transaction (a "Transaction") shall deliver to the Escrow Agent:

(a) a written direction signed by the Security Holder (a "Direction") that directs the Escrow Agent to deliver to a specified person (the "Depositary") either:

(i) certificates evidencing the Tendered Securities; or

(ii) where the Security Holder has provided the Escrow Agent with a notice of guaranteed delivery or similar notice of the Security Holder's intent to tender the Tendered Securities to the Transaction, that notice;

(b) a letter of transmittal or similar document;

(c) where required, transfer power of attorney duly executed by the transferor;

(d) the written consent of the Exchange;

(e) any other documentation required to be delivered to the Depositary under the terms of the Transaction; and

(f) such other information concerning or evidence of the Transaction that the Escrow Agent may reasonably require.

11.2 Deliveries to Depositary. Forthwith after its receipt of the information and documentation specified in subsection 11.1, the Escrow Agent shall deliver to the Depositary, in accordance with the Direction, the documentation specified or provided under clause 11.1(a), together with a letter addressed to the Depositary that:

(a) identifies the Tendered Securities;

(b) states that the Tendered Securities are held in escrow;

(c) states that the Tendered Securities are delivered only for the purposes of the Transaction and that the Tendered Securities will be released from escrow only upon receipt by the Escrow Agent of the information and documentation described in subsection 11.3;

(d) where certificates for Securities have been delivered to the Depositary, requires the Depositary to return to the Escrow Agent, as soon as practicable, the certificates evidencing Securities that are not releasable from escrow as described in clause (c) above; and

(e) where applicable, requires the Depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, certificates representing Additional Securities acquired by the Security Holder under the Transaction.

11.3 Release of Securities. Tendered Securities shall be released from escrow under this section provided that:

(a) the Issuer or Security Holder provides written notice to the Exchange of the intent to release the Tendered Securities as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed release and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date;

(b) the Escrow Agent first receives a declaration signed by the Depositary or, if the Direction identifies the Depositary as acting on behalf of another person in respect of the Transaction, by that other person, stating that:

(i) the terms and conditions of the Transaction have been met; and

(ii) the Tendered Securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the Transaction.

11.4 Exchange of Securities. The Escrow Agent shall hold any Additional Securities acquired by a Security Holder under a Transaction in escrow on the same terms and conditions as applied to the Securities for which they were exchanged or substituted, or for which they constituted consideration.

12 - Early Release / Conditions of Release

12.1 The provisions of Schedule [Insert schedule reference(s)] are incorporated into and form part of this Agreement.

[Select applicable schedule(s):]
[Value Security Escrow Agreement for Tier 1 Issuer - attach Schedule B(1)]
[Value Security Escrow Agreement for Tier 2 Issuer - attach Schedule B(2)]
[Surplus Security Escrow Agreement for Tier 1 Issuer - attach Schedule B(3)]
[Surplus Security Escrow Agreement for Tier 2 Issuer - attach Schedule B(4)]

13 - Escrow Agent has no Responsibility after Release

13.1 The Escrow Agent shall have no further responsibility for Securities that have been delivered to or at the direction of the Security Holder in accordance with the terms of this Agreement.

14 - Release, Undertaking not to Sue, and Indemnity

14.1 In this section,

(a) "Act or Omission" means any good-faith act or omission that is in any way connected with this Agreement, and includes:

(i) the performance, and non-performance, of duties under this Agreement;

(ii) the exercise of discretion, and failure to exercise discretion, in connection this Agreement;

(iii) the interpretation of this Agreement, or of any law, policy (including the Exchange Policy), rule, regulation or order; and

(iv) the enforcement of, and failure to enforce, this Agreement;

(b) "Escrow Agent" includes the directors, officers, employees, assigns and insurers of the Escrow Agent; and

(c) "Exchange" includes the directors, governors, officers, employees, assigns and insurers of the Exchange.

14.2 The Security Holders and the Issuer, jointly and severally:

(a) release, indemnify and save harmless the Escrow Agent from all costs (including legal costs), charges, claims, demands, damages, losses and expenses incurred by the Escrow Agent resulting from the Escrow Agent's performance, in good faith, of its duties under this Agreement;

(b) agree not to make or bring a claim or demand, or commence any action, against the Escrow Agent in respect of its performance in good faith of its duties under this Agreement; and

(c) agree to indemnify and save harmless the Escrow Agent from all costs (including legal costs) and damages that the Escrow Agent incurs or is required by law to pay as a result of any person's claim, demand, or action in connection with the Escrow Agent's good faith performance of the Escrow Agent's duties under this Agreement.

14.3 The Security Holders and the Issuer, jointly and severally:

(a) release, indemnify and save harmless the Exchange from all costs (including legal costs), charges, claims, demands, damages, losses and expenses incurred by the Exchange;

(b) agree not to make or bring a claim or demand, or commence any action, against the Exchange; and

(c) agree to indemnify and save harmless the Exchange from all costs (including legal costs) and damages that the Exchange incurs or is required by law to pay as a result of any person's claim, demand, or action, arising from any and every Act or Omission committed or omitted by the Exchange, even if said Act or Omission was grossly negligent, or constituted a fundamental breach of the terms of this Agreement or any other agreement.

15 - Responsibility for Furnishing Information

15.1 The Escrow Agent shall bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of, any information or document that must be received by the Escrow Agent as a condition under this Agreement to a release of Securities from escrow or a transfer of Securities within escrow. The Exchange shall bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of, any information or document that must be or is received by the Exchange as a condition under this Agreement or any Exchange Requirement to a release of Securities from escrow or a transfer of Securities within escrow.

16 - Resignation or Termination of Escrow Agent

16.1 The Escrow Agent may resign by providing written notice of resignation to the Issuer.

16.2 The Issuer may terminate the services of the Escrow Agent under this Agreement by providing written notice of termination to the Parties.

16.3 The resignation or termination of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Agreement:

(a) 60 days after the date of receipt by the Escrow Agent or Issuer, as applicable, of a notice referred to in subsections 16.2 or 16.3; or

(b) upon such date as may be mutually agreed to by the Escrow Agent and the Issuer,

provided that the resignation or termination date must not be less than 10 business days before a release date set forth in subsection 9.1.

16.4 If the Escrow Agent resigns or is terminated, the Issuer shall be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date.

16.5 The Issuer's appointment of a replacement escrow agent shall be binding on the Issuer and the Security Holders.

17 - Other Contractual Arrangements

17.1 Escrow Agent Not a Trustee. The Escrow Agent accepts duties and responsibilities under this Agreement, and the escrow securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

17.2 Escrow Agent Not Responsible for Genuineness. The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any escrow security deposited with it.

17.3 Escrow Agent Not Responsible for Furnished Information. The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement.

17.4 Escrow Agent Not Responsible after Release. The Escrow Agent will have no responsibility for escrow securities that it has released to a Securityholder or at a Securityholder's direction according to this Agreement.

17.5 Indemnification of Escrow Agent. The Issuer and each Securityholder hereby severally agree to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the escrow securities, the resignation or termination of the Escrow Agreement and the termination of this Agreement.

17.6 Additional Provisions.

(a) The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(b) The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and approved by the securities regulators with jurisdiction as set out in section 10.6, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(c) The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Issuer as soon as practicable that it has retained legal counsel or other advisors. The Issuer will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(d) In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(e) The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under the Policy or arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(f) The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(g) The Escrow Agent is authorized to cancel any share certificate delivered to it and hold such Securityholder's escrow securities in electronic, or uncertificated form only, pending release of such securities from escrow.

(h) The Escrow Agent will have no responsibility with respect to any escrow securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

17.7 Limitation of Liability of Escrow Agent. The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith or wilful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

17.8 Remuneration of Escrow Agent. The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days' written notice. The Issuer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

18 - Notices

18.1 Documents delivered to a Party's Address for Notice shall be considered to have been received:

(a) on the next business day following the date of transmission, if delivered by telecopier;

(b) on the date of physical delivery, if delivered by hand or by prepaid courier; or

(c) five business days after the date of mailing, if delivered by mail.

18.2 The Address for Notice

(a) of the Escrow Agent is [Name, address, contact person, telecopier number];

(b) of the Issuer is [Name, address, contact person, telecopier number]; and

(c) of a Security Holder is the applicable Address for Notice noted in Schedule A.

18.3 The Issuer and the Escrow Agent may change their respective Addresses for Notice by delivering written notice to all other Parties of such change.

18.4 A Security Holder may change his or her Address for Notice, and Schedule A shall be deemed to have been amended accordingly, by delivering written notice of such change to the Issuer and to the Escrow Agent.

18.5 A change in a Party's Address for Notice shall not be effective with respect to another Party until that other Party has received written notice of the change.

18.6 A Party shall not effect a delivery by mail if the Party is aware of an actual or impending disruption of postal service.

19 - Enforcement by Third Parties

19.1. The Issuer enters this Agreement both on its own behalf and as trustee for the Exchange and the security holders of the Issuer, and this Agreement may be enforced by either the Exchange, or the security holders of the Issuer, or both.

20 - Time

20.1 Time is of the essence of this Agreement.

21 - Governing Laws

21.1 This Agreement shall be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

22 - Counterparts

22.1 This Agreement may be executed by facsimile and in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement.

23 - Language

23.1 Singular expressions used in this Agreement shall be deemed to include the plural, and plural expressions the singular, where required by the context.

24 - Enurement

24.1 This Agreement will enure to the benefit of and be binding upon the Parties and their heirs, executors, administrators, successors and permitted assigns.

25 - Issuer's Certificate

25.1 The signing authority of the director or officer of the Issuer who signs an Issuer's Certificate shall be evidenced by a certified copy of a resolution of the board of directors of the Issuer, which resolution shall be attached to the Issuer's Certificate.

26 - Entire Agreement

26.1 This Agreement, including the Schedules attached hereto, constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties and there are no warranties, representations or other agreements between the parties in connection with this Agreement, except as specifically set forth herein.

27 - Termination, Amendment, and Waiver of Agreement

27.1 Subject to subsection 27.3, this Agreement shall only terminate

(a) with respect to all the Parties,

(i) as specifically provided in this Agreement;

(ii) subject to subsection 26.2, upon the agreement of all Parties; or

(iii) when the Securities of all Security Holders have been released from escrow pursuant to this Agreement; and

(b) with respect to a Party,

(i) as specifically provided in this Agreement; or

(ii) if the Party is a Security Holder, when all of the Security Holder's Securities have been released from escrow pursuant to this Agreement.

27.2 An agreement to terminate this Agreement pursuant to subclause 27.1(a)(ii) shall not be effective unless and until the agreement to terminate

(a) is evidenced by a memorandum in writing signed by all Parties;

(b) has been consented to in writing by the Exchange; and

(c) has been approved by a majority of security holders of the Issuer who are not Security Holders.

27.3 Notwithstanding any other provision in this Agreement, the obligations set forth in section 14 shall survive the termination of this Agreement.

27.4 No amendment or waiver of this Agreement or any part of this Agreement shall be effective unless the amendment or waiver:

(a) is evidenced by a memorandum in writing signed by all Parties;

(b) has been approved in writing by the Exchange; and

(c) has been approved by a majority of security holders of the Issuer who are not Security Holders.

27.5 No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether similar or not), nor shall any waiver constitute a continuing waiver, unless expressly provided.

28 - Severance of Illegal Provision

28.1 Any provision or part of a provision of this Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of the Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included in this Agreement.

29 - Further Assurances

29.1 The Parties will execute and deliver any further documents and perform any further acts necessary to carry out the intent of this Agreement.

30 - Remuneration of Escrow Agent

30.1 The Issuer shall pay the Escrow Agent reasonable remuneration for services provided by the Escrow Agent under this Agreement.

30.2 The Issuer shall reimburse the Escrow Agent for reasonable disbursements incurred by the Escrow Agent in providing services under this Agreement.

THE PARTIES HAVE EXECUTED AND DELIVERED this Agreement as of the date set out above.

The Corporate/Common Seal of [Escrow Agent] was affixed in the presence of:	) ) ) ) ) )	Escrow Agent:
The Corporate/Common Seal of [Issuer] was affixed in the presence of:	) ) ) ) )	Issuer:

[Individual Security Holders:] This Agreement was signed by [Security Holder] in the presence of:

[Corporate Security Holders:] The Corporate/Common Seal of [Security Holder] was affixed in the presence of:

	) ) ) ) ) ) ) ) ) ) ) ) ) )	Security Holders:

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Eurobel Capital Partners Corp
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	975,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Sound Holdings Ltd.
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	283,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Sigla Investments Ltd.
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	325,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Rubicon Investments Inc.
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	275,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	BC Research Inc.
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	150,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Ian W. Muirhead, In Trust
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	22,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Sam Szajman
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	12,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Victoria Capital Corp.
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	12,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Jeremy Newnes
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	1,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Keith Stacey
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	1,250

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Doug Heywood
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	2,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	E. Jane Brink
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	325,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Lee Burgham
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	1,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Laura Taylor
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	49,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Doreen Gray
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Kelsey Broaders
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Dorothy Heming
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	10,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	John Goodchap
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	10,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	E. Jane Brink
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	20,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Dr. Desmond Bell
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	5,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Charles P. Brink
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	5,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Frances Doyle
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	12,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Gordon N. Kleaman
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	12,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Vanessa Cox
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	1,250

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Gurdeesh K. Atwal
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	3,750

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Dianella Knight
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	15,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	B. James Schouw
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	5,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Helen and Bill Hooge
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	50,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Charles L. McCallum
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	3,385

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Bill Hooge
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	1,700

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Mary Wiens
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	1,250

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Dr. Larry Balisky
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Lorraine Balisky
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	5,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Farzad Forooghian
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	5,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Tina M. Lieberman
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	5,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Mindy Sumel
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	12,500

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Adam Ranjit Sumel
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	375,000

APPENDIX A - ESCROW AGREEMENT

Security Holder
Name:	Eurobel Equities Inc.
Signature:
Address for Notice:	1778 West 2nd Avenue
Vancouver, BC V6J 1H5

Securities Held:
Class and Type (i.e. Value Securities or Surplus Securities)	Number	Certificate(s) (if applicable)
Surplus Securities	50

APPENDIX B - TIER 2 SURPLUS SECURITY ESCROW AGREEMENT

RELEASE OF SECURITIES

Timed Release
Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
[Insert date of Exchange Notice]	0%
[Insert date 6 months following Exchange Notice]	5%
[Insert date 12 months following Exchange Notice]	5%
[Insert date 18 months following Exchange Notice]	5%
[Insert date 24 months following Exchange Notice]	5%
[Insert date 30 months following Exchange Notice]	10%
[Insert date 36 months following Exchange Notice]	10%
[Insert date 42 months following Exchange Notice]	10%
[Insert date 48 months following Exchange Notice]	10%
[Insert date 54 months following Exchange Notice]	10%
[Insert date 60 months following Exchange Notice]	10%
[Insert date 66 months following Exchange Notice]	10%
[Insert date 72 months following Exchange Notice]	10%
TOTAL	100%

Early Release - Graduation to Tier 1

If the Issuer reasonably believes that it meets the Minimum Listing Requirements of a Tier 1 Issuer as described in Policy 2.1 - Minimum Listing Requirements, the Issuer may make application to the Exchange in accordance with Exchange Policy to be listed as a Tier 1 Issuer and will concurrently provide notice to the Escrow Agent of such application.

If a Notice is issued by the Exchange confirming final acceptance for listing of the Issuer on Tier 1, the Issuer will forthwith issue a news release disclosing that it has been accepted for graduation to Tier 1, disclosing the number of Securities to be released, the dates of release and will promptly provide such news release, together with a copy of the Exchange Notice, to the Escrow Agent and the foregoing Schedule will be deemed to be replaced with the Schedule B(3).

In the event the Schedule B(3) becomes effective, the Escrow Agent within 10 days of the issuance of a Notice by the Exchange confirming final acceptance for listing on Tier 1, will release from escrow any Securities which pursuant to the Schedule B(3) would have been releasable at a date prior to the Notice of the Exchange confirming final acceptance for listing on Tier 1.

Conditions of Release

1. The Securities were issued by the Issuer to the Security Holders in consideration for the acquisition by the Issuer of 100 shares of SESI Systems Inc. (the "Assets").

2. The Escrow Agent will not release Securities from escrow on a release date specified in this Schedule B(4) unless the Escrow Agent has received, within the 15 days prior to the release date, a certificate from the Issuer that:

(a) is signed by two directors or officers of the Issuer;

(b) is dated not more than 30 days prior to the release date;

(c) states that the Assets were included as assets on the balance sheet of the Issuer in the most recent financial statements filed by the Issuer with the Exchange; and

(d) states that the Issuer has no reasonable knowledge that the Assets will not be included as assets on the balance sheet of the Issuer in the next financial statements to be filed by the Issuer with the Exchange.

3. If, at any time during the term of this Agreement, the Escrow Agent is prohibited from releasing Securities on a release date specified in this Schedule B(4) by operation of section 2 of this Schedule B(4), then the Escrow Agent will not release any further Securities from escrow without the written consent of the Exchange.

4. If, by operation of this Schedule B(4), the Escrow Agent does not release Securities from escrow for a period of five years, then:

(a) the Escrow Agent will deliver a notice to the Issuer, and shall include with the notice any certificates possessed by the Escrow Agent which evidence the Securities; and

(b) the Issuer and the Escrow Agent will take such action as is necessary to cancel the Securities.

5. For the purposes of cancellation of Securities under this section, each Security Holder irrevocably appoints the Escrow Agent as his or her attorney, with authority to appoint substitute attorneys, as necessary.

SCHEDULE C - VOLUNTARY ESCROW RESTRICTIONS

1. In addition to the release terms that may be required by the TSXV of the former holders of SESI Shares who receive ADR Common Shares pursuant to this Plan of Arrangement as a condition for TSXV Approval, such ADR Common Shares (the "Escrow Shares") will be held in escrow by the Escrow Agent and released to the holders subject to achievement of revenue being developed from the Sonic Technology in the five years following the Effective Date as hereinafter provided. Such escrow conditions are herein referred to as the "Voluntary Escrow".

2. For the purposes of this Schedule C, "revenue" will mean gross income earned in accordance with generally accepted accounting principles as a consequence of any service provided by ADR or any affiliate which is either wholly-based or based to a significant part on exploitation of the Sonic Technology, and will also include any revenue from the sub-licensing of Sonic Technology. Nothing will obligate ADR to accept any revenue contract where such contract could not have a reasonable likelihood of earning a profit. For purposes hereof, a sale of all or substantially all of the Sonic Technology to a third party will also count as "revenue", but only after first deducting all expenses and costs incurred by ADR after the Effective Date in developing, patenting, improving the Sonic Technology whether or not such costs are capitalized. Revenue will only include sub-license revenues to the extent they are paid or payable to ADR (and therefore will exclude gross sales to sub-licensees customers) and ADR will not exclude any revenue which would otherwise count for a release as a consequence of ADR establishing any non-arm's length intermediate entities.

3. The Voluntary Escrow requires that the Escrow Agent effect a maximum rate of release of Escrow Shares from Voluntary Escrow over the first three years from the Effective Date as set forth in Section 4 below. All releases of Escrow Shares to the holders thereof will be made pro rata.

4. The Escrow Shares held in the Voluntary Escrow will be released to the holders thereof from Voluntary Escrow providing ADR achieves the following minimum annual gross revenue targets:

Year	Annual Revenue Achieved	Minimum Cumulative Revenue	Cumulative % Released
1	$ 500,000 $ 850,000	500,000	20% 30%
2	$ 1,500,000 $ 2,500,000	2,000,000	50% 60%
3	$ 3,000,000	5,000,000	100%

5. Any excess over the annual minimum cumulative revenue in one or more years can be carried forward to the following year(s) up to the fifth anniversary of the Effective Date, at which time a final calculation will be done and any Escrow Shares remaining in Voluntary Escrow and not subject to release in accordance with the provisions hereof, will be cancelled, subject to the requirement that no less than 1,000,000 Escrow Shares will have been released by such fifth anniversary, in any event.

6. If following the completion of the fifth year from the Effective Date there are any Escrow Shares still subject to Voluntary Escrow, a final calculation will be made to determine the aggregate five year gross revenue performance as a percentage of $5,000,000. The resulting percentage (the "Performance Percentage") will be applied to the original number of Escrow Shares which were escrowed and to the extent that the released Escrow Shares expressed as a percentage of the original number escrowed, is less than the Performance Percentage, additional Escrow shares will be released so that the percentage of Escrow Shares released equates to the Performance Percentage. All release calculations will be made at least annually based upon audited financial information, however, at the expense of any holder of Escrow Shares who so requests, an interim audit will be conducted on revenue and a further release will be effected with the consent of the TSXV if warranted by such audit. If a further release is determined to be permitted by such audit, its costs will be borne by all holders of Escrow Shares pro rata; but if not, the costs will be borne by the holder who requested it.

7. For purposes hereof, the following will serve as examples. If revenue of $700,000 is achieved in the first 12 months of operation after the Effective Date, 20% of the Escrow Shares will be released pro rata from the Voluntary Escrow, and $200,000 of such revenue may be carried forward to apply to future years. If $1,300,000 is achieved in the second year, a further 30% will be released reflecting the carry-forward of $200,000. If no revenue is achieved in years 1 to 4 but $5,000,000 is achieved in year 5, 100% of the remaining Escrow Shares will be released. If an aggregate of $4,000,000 in revenue is achieved by year 5, 80% of the Escrow Shares held in the Voluntary Escrow will be released. If no revenue is ever achieved, 1,000,000 Escrow Shares held in Voluntary Escrow will be released at the end of five years and the balance cancelled.

8. The calculations required hereunder will be made by the auditors of ADR at least annually and delivered to the Escrow Agent promptly after the presentation of annual audited financial statements for ADR. The Escrow Agent will be entitled to rely on such calculations.

9. Nothing herein will be deemed to permit a release of Escrow Shares sooner than the time-release restrictions required by the TSXV as a condition for TSXV Approval.